SCHEDULE 14A INFORMATION


           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Filed  by  the  Registrant   [X]
Filed by a Party other than the Registrant   [ ]

Check  the  appropriate  box:
[ ] Preliminary  Proxy  Statement
[ ] Confidential, For Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive  Proxy  Statement
[ ] Definitive  Additional  Materials
[ ] Soliciting  Material  Pursuant  to  240.14a-11(c)  or  240.14a-12

                            THORNBURG MORTGAGE, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[X]  No  fee  required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)     Title  of  each  class  of  securities to which transaction applies:

    2)     Aggregate  number  of  securities  to  which  transaction  applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4)     Proposed  maximum  aggregate  value  of  transaction:

    5)     Total  fee  paid:

[ ]  Fee  paid  previously  with  preliminary  materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

    1)     Amount  Previously  Paid:          $0

    2)     Form, Schedule or Registration No.:

    3)     Filing  Party:

    4)     Date Filed:

                           THORNBURG MORTGAGE, INC.

LARRY  A.  GOLDSTONE                                  THORNBURG  MORTGAGE,  INC.
President  and                                  119 East Marcy Street, Suite 201
Chief  Operating  Officer                             Santa Fe, New Mexico 87501
                                                               www.thornburg.com


                                                 March 28, 2001



To  Our  Shareholders:

          You are cordially invited to attend the 2001 Annual Meeting of Shareholders (the "Annual Meeting") of Thornburg Mortgage, Inc. (the "Company") to be held at La Posada Hotel, 330 East Palace, Canyon Room, Santa Fe, New Mexico 87501, on Thursday, April 26, 2001, at 9:00 a.m. Mountain Standard Time ("MST").

          The purpose of the meeting is to elect three nominees to the Board of Directors. Information about the nominees for election as directors is in the enclosed proxy statement.

          Only shareholders of record of the Company's common stock at the close of business on March 16, 2001 will be entitled to notice of and to vote at the Annual Meeting.

          Your vote, regardless of the number of shares you own, is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or by mailing a proxy card. Voting over the Internet, by phone or by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

     Thank you for your ongoing support of and continued interest in Thornburg Mortgage, Inc.

                                        Sincerely,

                                        /s/  Larry  A.  Goldstone

                                        Larry  A.  Goldstone
                                        President and Chief Operating Officer

                       This Page Intentionally Left Blank

                            THORNBURG MORTGAGE, INC.
                              119 East Marcy Street
                           Santa Fe, New Mexico  87501
                                 (505) 989-1900

                              ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To  Our  Shareholders:

          The Annual Meeting of Shareholders of Thornburg Mortgage, Inc. (the "Company") will be held at La Posada Hotel in the Canyon Room, 330 East Palace, Santa Fe, New Mexico 87501, on Thursday, April 26, 2001, at 9:00 a.m. MST, to consider and act upon the following matters:

1. The election of three Class I Directors to serve for three-year terms and until their successors are duly elected and qualified. The proxy statement accompanying this notice includes the names of the nominees to be presented by the Board of Directors for election; and

2. Such other business as may properly come before the Annual Meeting of Shareholders, or any and all adjournments thereof.

          Only shareholders of record of the Company's common stock at the close of business on March 16, 2001, the record date, will be entitled to vote at the Annual Meeting.

          Management desires to have maximum representation of shareholders at the Annual Meeting. You may vote over the Internet, as well as by telephone or by mailing a proxy card. Voting over the Internet, by phone or by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options. You may revoke your proxy by notice in writing to the Secretary of the Company at any time prior to its use, by presentation of a later-dated proxy or by attending the Annual Meeting and voting in person.


                                      By order of the Board of Directors

                                      /s/  Michael  B.  Jeffers

                                      Michael  B.  Jeffers
                                      Secretary



Dated:  March 28, 2001

                       This Page Intentionally Left Blank

                            THORNBURG MORTGAGE, INC.
                              119 East Marcy Street
                           Santa Fe, New Mexico 87501
                                 (505) 989-1900
                        _________________________________

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 26, 2001


     We are furnishing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Thornburg Mortgage, Inc., a Maryland corporation (the "Company") for use at our annual meeting of shareholders to be held at La Posada Hotel in the Canyon Room, 330 East Palace, Santa Fe, New Mexico 87501, on Thursday, April 26, 2001, at 9:00 a.m. MST and any and all adjournments thereof (collectively, the "Annual Meeting"). We are holding the Annual Meeting for the purposes described in the accompanying Notice of Annual Meeting of Shareholders. We are providing this proxy statement, the accompanying proxy card and the Notice of Annual Meeting of Shareholders to shareholders beginning on or about March 28, 2001.

                               GENERAL INFORMATION

SOLICITATION  OF  PROXIES

     Our Board of Directors is soliciting the enclosed proxy. We will make proxy solicitations by mail, and also by personal interview, telephone, facsimile transmission and telegram, as we deem necessary. We will bear the costs of this solicitation. We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our Common Stock to forward the proxy soliciting material to the beneficial owners of such Common Stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. We do not expect to engage an outside firm to solicit votes.

RECORD  DATE,  QUORUM  AND  VOTING  REQUIREMENTS

     Holders of shares of the Common Stock at the close of business on March 16, 2001 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. On that date, approximately 21,719,178 shares of Common Stock were outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting. The presence, in person or by proxy, of shareholders of a majority of the issued and outstanding Common Stock held of record on the Record Date constitutes a quorum for the transaction of business at the Annual Meeting. The election of directors requires the affirmative vote of holders representing a majority of the shares of Common Stock present at a meeting at which a quorum is present.

     Shares of Common Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted, unless revoked, in accordance with the choices specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominees named in this proxy statement as directors. Representatives of our transfer agent will assist us in the tabulation of the votes. Abstentions and broker non-votes are counted as shares represented at the meeting and entitled to vote for purposes of determining a quorum. Abstentions have the same legal effect as a vote "against" election of the directors. Brokers have the discretionary power to vote with respect to the election of directors, absent specific voting directions from the beneficial owners of such shares.

DISSENTERS'  RIGHTS

     Under Maryland law, you are not entitled to any dissenters' rights with respect to the approval of the proposal described in this proxy statement.

REVOCABILITY  OF  PROXY

     Giving the enclosed proxy does not preclude your right to vote in person if you so desire. You may revoke your proxy at any time prior to its exercise by notifying our Secretary in writing, by giving us a later-dated proxy, or by attending the Annual Meeting and voting in person.

PROPOSAL  NO.  1:     ELECTION  OF  DIRECTORS

     Our bylaws provide that the Board of Directors may adopt resolutions to determine the total number of directors on the Board as long as that number is between three (3) and nine (9). Our bylaws also provide for a classified Board of Directors comprised of Classes I, II and III. Our bylaws further provide that, in order for us to qualify as a real estate investment trust, a majority of our directors must be unaffiliated, directly or indirectly, with any person or entity responsible for conducting our day-to-day business affairs (the "Independent Directors"). The Board of Directors has determined that nine (9) directors is an appropriate number, seven (7) of whom are currently independent, with three directors in each of Class I, Class II and Class III. The terms are staggered to provide for the election of one class each year. The Class I, Class II and Class III directors are serving for terms expiring in 2001, 2002, and 2003, respectively.

     Three Class I directors will be elected at the Annual Meeting to serve for three-year terms and until their successors are elected and qualified. The Board of Directors has nominated Mr. David A. Ater, Mr. Larry A. Goldstone, and Mr. Ike Kalangis for election to the Board as Class I Directors at the Annual Meeting. The nominees are currently members of the Board of Directors, and have agreed to being named in this proxy statement and to continue to serve if elected. In the event that any of the nominees is unable to serve, the proxyholders will vote for any other person that the Board of Directors designates. The election of each nominee as a director requires the affirmative vote of the holders of a majority of the Common Stock present in person or proxy at the Annual Meeting as long as a quorum is present. The proxies cannot be voted for a greater number of persons than the number of nominees. You will find each nominee's biographical information below, along with biographical information for each continuing director.

INFORMATION  REGARDING  DIRECTOR  NOMINEES  AND  CONTINUING  DIRECTORS

CLASS  I  NOMINEES - TERMS  EXPIRING  IN  2001

     DAVID A. ATER, 56, has been a director of the Company since March of 1995. He is the President of Ater & Associates, an owner/broker of various commercial and residential real estate development projects, as well as a planning and management consulting firm. Mr. Ater is also a principal in Academy Heights Development Ventures, another real estate development entity. He is also a Trustee of Thornburg Investment Trust, an open-end management investment company, which has nine portfolios consisting of six bond funds and three equity funds. Mr. Ater is actively involved with a number of charitable and community organizations, and is currently a member of GBAC, the New Mexico Governor's Business Advisory Council, and the New Mexico Amigos, the state's official goodwill ambassadors. Mr. Ater has been involved in a variety of real estate development projects since 1980, and from 1970 to 1980, was employed by First National Bank of Santa Fe where he was President and Chief Executive Officer from 1978 to 1980. Mr. Ater is a graduate of Stanford University.

     LARRY A. GOLDSTONE, 46, is our President and Chief Operating Officer and has been a director of the Company since we commenced operations in June of 1993. Mr. Goldstone is also a Managing Director of Thornburg Mortgage Advisory Corporation (the "Manager"), which is responsible for our day-to-day operations, subject to the Board's supervision. From November 1991 until August 1992, Mr. Goldstone was employed at Downey Savings and Loan Association, where he was a Senior Vice President and Treasurer primarily responsible for cash and liquidity management, mortgage portfolio management, wholesale funding and interest rate risk management. Prior to his employment at Downey Savings, Mr. Goldstone was employed by Great American Bank, a federal savings bank, for a period of eight years where he held a variety of increasingly responsible positions, including Senior Vice President, and manager in the Treasury Department and in the Mortgage Portfolio Management Department. Mr. Goldstone was responsible for the management and trading of a $3 billion mortgage-backed securities portfolio and was instrumental in structuring over $1 billion of privately and publicly issued adjustable and variable-rate mortgage-backed securities. Mr. Goldstone has extensive experience in all facets of mortgage finance, interest rate risk management and hedging.

     IKE KALANGIS, 63, has been a director of the Company since January 2001. Mr. Kalangis has more than 30 years of experience in the banking industry. He was Chairman, President and Chief Executive Officer of Boatmen's Sunwest, Inc., a $4 billion multi-bank holding company with 13 community banks in New Mexico and El Paso, Texas, now Bank of America, N.A. (New Mexico), from 1993 to 1997. Prior to that time, Mr. Kalangis was Chief Executive Officer of the Sunwest holding company and President of Sunwest's lead bank, which then merged into Boatmen's Sunwest. Mr. Kalangis presently serves on the Board of Directors for Citadel Communications, Inc., which owns and operates over 200 radio stations throughout the U.S., Commonfund Treasury Management, Inc., a subsidiary of The Common Fund, which manages over $9 billion of assets for colleges, universities and secondary schools throughout the U.S., American Home Furnishings, Inc., the largest retail furniture operation in New Mexico, and Greer Enterprises, Inc. which owns and operates real estate assets in New Mexico. He also consults with Kabana, Inc. (Mati), the largest jewelry manufacturing company in New Mexico, and in connection with business, organizational and financial planning and management succession. Mr. Kalangis is a graduate of Hardin Simmons University and received his Master's degree from the Southern Methodist University Graduate School of Banking.

CLASS  II  AND  III  DIRECTORS  -  TERMS  EXPIRING  IN  2002  AND  2003

     JOSEPH H. BADAL, 56, has been a director of the Company since we commenced operations in June of 1993. He is currently Senior Vice President of Residential Loan Production with Charter Mortgage Company, headquartered in Albuquerque, New Mexico. From 1980 through 1994, Mr. Badal was the President of Merit Southwest Development Company, Inc., a consulting and commercial and industrial real estate development firm in Albuquerque, New Mexico. Mr. Badal is a former member of the New Mexico House of Representatives and former Chairman of the New Mexico Mortgage Finance Authority. Mr. Badal is a graduate of Temple University, B.S., and the University of New Mexico, MBA.

     OWEN M. LOPEZ, 60, has been a director of the Company since December of 1996. Mr. Lopez has been the Executive Director of the McCune Charitable Foundation in Santa Fe, New Mexico since 1994 and before that he was the Managing Partner of the Hinkle Law Firm, Santa Fe, New Mexico, from 1982 to 1993. Mr. Lopez is actively involved with a number of charitable and community organizations, and was formerly a trustee of the International Folk Art Foundation, a board member of the Santa Fe Chamber Music Festival, a regent of New Mexico Tech, a commissioner of the National Museum of American Art of Smithsonian, a board member of St. John's College in Santa Fe and a trustee of the Rocky Mountain Mineral Law Foundation. Mr. Lopez is a graduate of Stanford University, B.A., and Notre Dame University, J.D.

     JAMES H. LORIE, 79, has been a director of the Company since we commenced operations in June of 1993. He currently is Eli B. and Harriet B. Williams Professor Emeritus of Business Administration in the Graduate School of Business at the University of Chicago. Mr. Lorie has been Director of Research, Associate Dean and Acting Dean of the Graduate School of Business, University of Chicago. He has been a consultant to SRI on the future of the securities industry and has been a member of the National Market Advisory Board, the Board of the Chicago Board Options Exchange, the Board of the National Association of Securities Dealers, Inc., and the Board of Directors of Elsinore Corporation, Merrill Lynch & Co., Inc., the Square D Company and the Vulcan Materials Company.

     FRANCIS I. MULLIN, III, 57, has been a director of the Company since January 2001. Mr. Mullin is currently General Partner of Triumfo Property LLC which owns real estate assets in Santa Fe, New Mexico. In 1991, he joined The Seven-Up Company as President and Chief Operating Officer. Mr. Mullin also served as Executive Vice President and Director of Dr. Pepper/Seven-Up Companies, Inc. prior to their acquisition by Cadbury Beverages in 1995. Over an 18-year period prior to that, he held numerous positions, including President


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
of Canada Dry USA, President of Domestic Operations for RJR Nabisco's Del Monte Franchise Beverages, and President and Chief Operating Officer of Tofutti
Brands, Inc. Mr. Mullin currently serves on the Board of Directors of the Community Coffee Company, Inc. and Kaleidoscope Designs, a manufacturer of baby apparel. He also serves as an outside director of the Blue Cross Blue Shield Association. Mr. Mullin is a graduate of the University of Virginia and Seton Hall University.

     STUART C. SHERMAN, 62, has been a director of the Company since we commenced operations in June of 1993. He has been the President of S. C. Sherman & Company, Inc. and American Southwest Development Company, Inc., both commercial real estate development firms, since 1978. S. C. Sherman & Company, Inc. is also a real estate brokerage company. From April 1991 until September 1994, Mr. Sherman was also Executive Vice President of The Royce Company, a commercial real estate brokerage firm, and an affiliate of Great Western Financial Corporation.

     GARRETT THORNBURG, 55, is our Chairman of the Board and Chief Executive Officer and has been a director of the Company since we commenced operations in June of 1993. He is also Chairman, Chief Executive Officer and a director of the Manager. Mr. Thornburg is also Chairman, Chief Executive Officer and a director of Thornburg Investment Management, Inc. ("TIM"), an investment advisory firm organized in 1982 and of Thornburg Securities Corporation ("TSC"), a registered broker-dealer that acts as a distributor of mutual funds managed by TIM and also has participated as an underwriter in previous public offerings of the Company's Common Stock. Mr. Thornburg owns a majority of the voting shares of TIM, TSC, and the Manager. TIM is advisor to the eleven Thornburg Mutual Funds. Mr. Thornburg is also Chief Executive Officer and co-founder of Thornburg Realty Advisors, LLC ("TRA"), a real estate advisory firm that facilitates the charitable gifting of real estate assets through tax advantaged structures. Mr. Thornburg is also the President and a trustee of Thornburg Investment Trust, a regulated investment company organized as a Massachusetts business trust that is the issuer of nine of the Thornburg Mutual Funds. Mr. Thornburg is also Chairman of the Board and a director of Limited Term Municipal Fund, Inc., a regulated investment company organized as a Maryland corporation. The eight Thornburg bond funds and three equity funds currently have assets of $3.4 billion. TIM also acts as a subadvisor to the New England Investment Company's Daily Tax Free Income Fund with assets of $634 million. Mr. Thornburg currently serves on the Board of Directors of the College of Santa Fe and the National Dance Institute of New Mexico. He is a graduate of Williams College, B.A., and Harvard University, MBA.

INFORMATION  REGARDING  THE  BOARD  OF  DIRECTORS

     The Board of Directors held four (4) meetings and acted by unanimous written consent one (1) time during 2000. Each of the directors attended at least 75% of the meetings of the Board of Directors and of the committees on which each served during 2000.

     Audit  Committee
     ----------------

     The Board of Directors has an audit committee which consists of Mr. Badal (Chairman), Mr. Ater and Mr. Sherman. The audit committee meets with our independent certified public accountants at least twice a year, once before and once after the annual audit, to review the scope of and to discuss the results of the annual audit. The audit committee may also meet at such other times as it deems appropriate and our independent certified public accountants have been instructed to inform the audit committee at any time of any information concerning the Company that they consider appropriate. The audit committee met two (2) times during 2000.


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
                            THORNBURG MORTGAGE, INC.
                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors reviews the Company's financial reporting process, its system of internal controls, its audit process and its process for monitoring compliance with laws and regulations. Each of the three Audit Committee members satisfies the definition of independent director as established in the New York Stock Exchange Listing Standards. All members are financially literate and at least one member of the Audit Committee has accounting or related financial management expertise. On January 25, 2001, the Board adopted an amended written charter for the Audit Committee, a copy of which is attached as Exhibit A to this Proxy Statement.

     The Audit Committee has reviewed the audited consolidated financial statements of the Company and discussed such statements with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants during the 2000 fiscal year ("PWC"), the matters required to be discussed by Statement of Auditing Standards No. 61.

     The Audit Committee received from PWC the written disclosures required by Independence Standards Board Standard No. 1 and discussed with PWC its independence. Based on its review of the written disclosures regarding PWC's independence and its discussions with PWC, the Audit Committee has determined that PWC's provision to the Company of various non-audit services for the 2000 fiscal year is compatible with maintaining its independence.

     Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and be filed with the U.S. Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors the selection of PWC to serve as the Company's outside auditors for fiscal year 2001.

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT  COMMITTEE:                   JOSEPH H. BADAL, CHAIRMAN
                                    DAVID  A.  ATER
                                    STUART  C.  SHERMAN


     Nominating  Committee
     ---------------------

     The Board of Directors has a nominating committee consisting of all the Independent Directors: Mr. Ater (Chairman), Mr. Badal, Mr. Kalangis, Mr. Lopez, Mr. Lorie, Mr. Mullin and Mr. Sherman. The nominating committee was established for the sole purpose of having the Independent Directors recommend to the entire Board of Directors future nominees for election as Independent Directors. The nominating committee met once during 2000.

     Stock  Option  Committee
     ------------------------

     The Board of Directors has a stock option committee (the "Committee") consisting of Mr. Sherman (Chairman), Mr. Ater, Mr. Badal, Mr. Lopez and Mr. Lorie. The Committee administers our Amended and Restated 1992 Stock Option and Incentive Plan (the "Plan") and has exclusive discretion to make stock option grants and other awards under the Plan. Our officers, directors and employees, and other persons expected to provide significant services to us, are eligible to receive awards of stock options, Dividend Equivalent Rights ("DERs"), Phantom Stock Rights ("PSRs") and stock appreciation rights ("SARs"). Under the Plan, each Independent Director who is a member of the Committee receives Non-Statutory Stock Options ("NSOs") to purchase 13,333 shares of Common Stock


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
as of the date of such member's appointment to the Committee, and thereafter, each such member receives NSOs to purchase Common Stock for that number of shares equal to 0.2% of equity sales of our Common Stock, including stock that we sell under the Optional Cash Purchase feature of our Dividend Reinvestment and Stock Purchase Plan (the "DRP"), but excluding shares issued under the reinvestment option of the DRP and shares issued pursuant to the exercise of options under the Plan. In addition to these automatic grants to members of the Committee, the Committee may make additional grants of stock options and other awards to all directors, including members of the Committee provided such member does not participate in the determination of, or vote on, the award. The
Committee  acted  by  unanimous  written  consent  one  (1)  time  during  2000.

     During 2000, the members of the Committee received, as a group, options to purchase 37,839 shares of Common Stock at an exercise price of $7.375 and 39,726 DERs. In lieu of $47,000 of dividends earned on DERs and PSRs outstanding during 2000, the Committee members chose to receive 5,359 PSRs, as a group. As of December 31, 2000, the Independent Directors, as a group, held 200,228 options with exercise prices that range from $7.375 to $22.625, of which 172,628 are exercisable. In January 2001, the directors, as a group, voluntarily surrendered and cancelled outstanding stock options for 129,647 shares at exercise prices of $15.00 per share and above. The cancelled options will be returned to the Plan and will be available for future option grants under the Plan.

     Compensation  Committee
     -----------------------

     The Board of Directors does not have a compensation committee since we have no paid officers or employees.

     Executive  Committee
     --------------------

     The Board of Directors has an executive committee comprised of Mr. Thornburg, Mr. Ater and Mr. Sherman. The executive committee meets to consider various matters delegated by the Board of Directors and to make recommendations to the Board of Directors regarding such matters. The executive committee met five (5) times during 2000.

     In addition, the Independent Directors annually review our contract with the Manager to determine whether the contracted fee schedule is reasonable in relation to the nature and quality of services that the Manager performs by the Manager under the contract.

     The Independent Directors receive an annual fee of $15,000 plus $1,000 for each meeting of the Board of Directors. The members of the audit committee receive $1,000 for each meeting for their services as members of the audit committee. The members of the nominating committee and the stock option committee do not receive compensation for service on those respective committees. The independent members of the executive committee receive $1,000 per meeting for their services as members of the executive committee. Independent Directors are reimbursed for expenses related to their attendance at Board of Directors and committee meetings.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RE-ELECT THE CLASS I DIRECTORS TO THE BOARD OF DIRECTORS. PROXIES WILL BE VOTED FOR SUCH APPROVAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE PROXY.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 16, 2001, relating to the beneficial ownership of our Common Stock and Series 9.68% Cumulative Convertible Preferred Stock (the "Preferred Stock") by each of our directors and executive officers, and all of our executive officers and directors as a group. To our knowledge, there are no beneficial owners who hold more than 5% of either the outstanding shares of the Common Stock or Preferred Stock. Unless otherwise indicated, each person listed has sole voting and investment power over the shares that he beneficially owns.

                                                          Percent of
                                              Number     Voting Shares
Name of Security Holder                     of Shares   Outstanding (1)
------------------------------------------  ----------  ---------------

Garrett Thornburg (2) . . . . . . . . . . .    655,886            2.66%
David A. Ater (3) . . . . . . . . . . . . .     51,463               *
Joseph H. Badal (4) . . . . . . . . . . . .     20,239               *
Larry A. Goldstone (5). . . . . . . . . . .    217,077               *
Ike Kalangis (6). . . . . . . . . . . . . .      1,000               *
Owen M. Lopez (7) . . . . . . . . . . . . .     10,907               *
James H. Lorie (8). . . . . . . . . . . . .     47,076               *
Francis I. Mullin, III (6). . . . . . . . .          -               *
Stuart C. Sherman (9) . . . . . . . . . . .     15,737               *
Richard P. Story (10) . . . . . . . . . . .    144,791               *

All Executive Officers and Directors
as a Group (10 persons) (11) . . . . . . .   1,164,176            4.72%

______________
     * less than 1% of the outstanding shares.
(1) Based on 24,667,755 shares of Common Stock (including 161,911 shares which can be acquired within 60 days from the date of this proxy statement upon the exercise of options granted pursuant to the Plan and 2,760,000 shares of Preferred Stock that are convertible into shares of Common Stock on a one-to-one basis) issued and outstanding, as of the date of this proxy statement.
(2) Mr. Thornburg is Chairman of the Board and the Chief Executive Officer. Includes 91,330 shares of Common Stock which can be acquired within 60 days from the date of this proxy statement upon the exercise of options.
(3) Mr. Ater is a director. Includes 15,379 shares of Common Stock which can be acquired within 60 days from the date of this proxy statement upon the exercise of options.
(4) Mr. Badal is a director. Includes 16,264 shares of Common Stock which can be acquired within 60 days from the date of this proxy statement upon the exercise of options and 500 shares of Preferred Stock that are convertible into shares of Common Stock on a one-to-one basis. The holdings of Common Stock reported for Mr. Badal exclude 697 shares of Common Stock held by Mr. Badal's wife.
(5)  Mr.  Goldstone is the President and Chief Operating Officer and a director.
(6)  Mr.  Kalangis  and  Mr.  Mullin  are  directors.
(7) Mr. Lopez is a director. Includes 9,632 shares of Common Stock which can be acquired within 60 days from the date of this proxy statement upon the exercise of options.
(8) Mr. Lorie is a director. Includes 15,379 shares of Common Stock which can be acquired within 60 days from the date of this proxy statement upon the exercise of options.
(9) Mr. Sherman is a director. Includes 13,927 shares of Common Stock which can be acquired within 60 days from the date of this proxy statement upon the exercise of options.
(10) Mr. Story is the Chief Financial Officer and the Treasurer. The holdings of Common Stock reported for Mr. Story include 132,062 shares of Common Stock held jointly with his wife.
(11) Includes 161,911 shares of Common Stock which can be acquired within 60 days from the date of this proxy statement upon the exercise of options and 500 shares of Preferred Stock that are convertible into shares of Common Stock on a one-to-one basis.

                                   MANAGEMENT

     Our executive officers and their positions are as follows:

          Name               Age               Positions  Held
     -------------------     ---    --------------------------------------------
     Garrett Thornburg       55     Chairman  of  the  Board, Director and Chief
                                    Executive  Officer
     Larry  A.  Goldstone    46     Director,  President  and  Chief  Operating
                                    Officer
     Richard  P.  Story      48     Chief  Financial  Officer  and  Treasurer


     The executive officers serve at the discretion of the Board of Directors. You will find biographical information regarding Mr. Thornburg and Mr. Goldstone under Proposal No. 1 above. You will find biographical information regarding Mr. Story below.

     Mr. Story has been our Chief Financial Officer and the Chief Accounting Officer of the Manager since May 1993, our Treasurer since June 1994 and a Managing Director of the Manager since December 1998. From April 1992 until April 1993, he was the Controller of Sharp HealthCare, a health care company in San Diego, California. As Controller, Mr. Story was responsible for financial statement preparation and reporting, accounts payable, payroll, fixed assets and corporate tax. From 1976 until April 1992, Mr. Story was employed at Great
American Bank, a federal savings bank in San Diego, and from 1988 until 1992 held the position of Controller at that institution. As Controller, he was responsible for financial reporting, budgeting and planning, financial analysis, loan portfolio reporting and analysis, insurance risk management, corporate tax, accounts payable, fixed assets and payroll.

                             EXECUTIVE COMPENSATION

     We have not paid, and do not intend to pay, any annual compensation to our executive officers for their services as executive officers. However, we may from time to time, at the discretion of the stock option committee, grant options to purchase shares of the Common Stock, DERs, PSRs and SARs to our executive officers and directors pursuant to the Plan.

     The following table presents the total number of stock options granted to our executive officers during the fiscal year ended December 31, 2000.

        STOCK OPTIONS GRANTED DURING FISCAL YEAR ENDED DECEMBER 31, 2000

                    Number of      % of
                      Shares       Total
                    Underlying    Options                               Value
                     Options    Granted to   Exercise   Expiration     on Date
                     Granted     Employees     Price       Date     of Grant (1)
                    ----------  -----------  ---------  ----------  ------------

Garrett Thornburg       52,571       25.03%  $   7.375   6/29/2010  $     48,365
Larry A. Goldstone      52,571       25.03%      7.375   6/29/2010        48,365
Richard P. Story        26,288       12.52%      7.375   6/29/2010        24,185

______________
(1) The value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2000: dividend yield of 10%; expected volatility of 32.4%; risk-free interest rate of 6.29%; and expected lives of 7 years.

     The following table presents the total number of stock options exercised during 2000 and held as of December 31, 2000 by our executive officers and the year-end value of these options.

  AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED DECEMBER 31, 2000 AND FISCAL
                             YEAR-END OPTION VALUES

                                                  Number of Securities               Value  of
                      Number of                  Underlying  Unexercised     Unexercised  In-the-Money
                       Shares                   Stock Options at 12/31/00   Stock Options at 12/31/00(2)
                      Acquired      Value       --------------------------  ----------------------------
                    on Exercise  Realized (1)   Exercisable  Unexercisable  Exercisable   Unexercisable
                    -----------  -------------  -----------  -------------  ------------  --------------
Garrett Thornburg             0  $          0       305,578         30,500  $     88,714  $            0
Larry A. Goldstone       25,945        (1,622)      175,293         30,500        88,714               0
Richard P. Story         16,697        (1,044)       58,116         15,250        51,236               0

------------
(1)  The  value  realized  is  based  on  the  market  value  of  the underlying securities on the exercise date,  less  the  exercise  price.
(2)  The value of unexercised options is calculated using the closing price of $9.0625 on the NYSE  of  the
     Common  Stock  on  December  31,  2000,  less  the  exercise  price.

     In January 2001, Mr. Thornburg, Mr. Goldstone and Mr. Story voluntarily surrendered and cancelled outstanding stock options for 244,748, 142,188 and 35,285, respectively, at option exercise prices of $15.00 per share and above. The cancelled options will be returned to the Plan and will be available for future option grants under the Plan.

     The following table presents the total number of DERs granted, the value of dividends earned on DERs and the number of PSRs issued in lieu of cash dividends on DERs and PSRs to our executive officers during 2000.

     DERS GRANTED AND OUTSTANDING DURING FISCAL YEAR ENDED DECEMBER 31, 2000

                                                        2000      Number of
                          Number of                   Dividends  PSRs  Issued   Number of      Value of
                            DERs      Vested DERs     Earned on   In Lieu of      PSRs           PSRs
                          Granted    Outstanding (1)  DERs/PSRs  Dividends (2)  Outstanding  Outstanding(3)
                          ---------  ---------------  ---------  -------------  -----------  --------------
      Garrett Thornburg      55,194           82,684  $  57,630          6,543       10,413  $       94,365
      Larry A. Goldstone     55,194           82,684     57,630          6,543       10,413          94,365
      Richard P. Story       27,599           45,846     33,232          3,784       5,719           51,828

-----------------
(1) DERs granted in connection with the Preferred Stock are not vested until and unless shares of the Preferred Stock are converted to shares of Common Stock.

(2) PSRs are issued in lieu of cash dividends for DERs and PSRs at the discretion of the holders of DERs and PSRs.

(3) The value of outstanding PSRs is calculated using the closing price of $9.0625 on the NYSE of the Common Stock on December 31, 2000.

TOTAL  RETURN  COMPARISON

     The following graph presents a total return comparison of the Common Stock for the five year period from December 31, 1995 through December 31, 2000, to the Bloomberg Mortgage REIT Index, the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") All REIT Index and the Lehman Long-Term Bond Index. The total return reflects stock price appreciation and the value of dividends for the Common Stock and for each of the comparative indices. We obtained this information from sources that we believe to be reliable, but we do not guarantee its accuracy or completeness. The graph assumes that the value of the investment in the Common Stock and each index was $100 on December 31, 1995, and that all dividends were reinvested. The total return performance shown on the graph is not necessarily indicative of future total return performance.

                 TOTAL RETURN COMPARISON FROM DECEMBER 31, 1995
                            THROUGH DECEMBER 31, 2000

                               12/31/95   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
                               ---------  ---------  ---------  ---------  ---------  ---------
Thornburg Mortgage, Inc . . .  $  100.00  $  146.19  $  127.75  $   77.17  $   86.98  $   98.11
Bloomberg Mortgage REIT Index .   100.00     141.69     116.03      87.59      69.60      70.19
NAREIT All REIT Index . . . . .   100.00     135.75     161.36     130.99     122.50     154.22
Lehman Long-term Bond Index . .   100.00      99.22     114.00     129.38     118.12     141.87

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In addition to being our Chairman of the Board and Chief Executive Officer and one of our directors, Mr. Thornburg is Chairman of the Board, President and a director of the Manager and owns a controlling interest in the Manager. Mr. Goldstone, in addition to being our President and Chief Operating Officer and one of our directors, is a Managing Director of the Manager. Mr. Story, our Treasurer and Chief Financial Officer, is also a Managing Director and the Chief Accounting Officer of the Manager. As such, Mr. Thornburg, Mr. Goldstone and Mr. Story are paid employees of the Manager. Mr. Goldstone and Mr. Story own minority interests in the Manager.

     We pay the Manager an annual base management fee based on average shareholders' equity, adjusted for liabilities that are not incurred to finance assets ("Average Net Invested Assets" as defined in the Management Agreement between the Company and the Manager dated July 15, 1999 and as amended on October 17, 2000 (the "Management Agreement")) payable monthly in arrears as follows: 1.15% of the first $300 million of Average Net Invested Assets, plus 0.85% of that portion above $300 million. For the year ended December 31, 2000, we paid the Manager $4,158,000 in base management fees in accordance with the terms of the Management Agreement. In addition, our three wholly-owned subsidiaries including Thornburg Mortgage Home Loans, Inc. ("TMHL") and the two wholly-owned subsidiaries of TMHL have entered into separate management agreements with the Manager for additional management services for a combined amount of $1,200 per month, paid in arrears.

     On October 17, 2000, the Board of Directors and the Manager agreed to amendments to the Management Agreement that included a 0.05% increase to the base management fee formula, effective immediately, and a cost of living adjustment to the base management fee formula based on the change in the Consumer Price Index over the previous twelve month period, effective as of each annual review of the Management Agreement. The 0.05% adjustment to the base management fee formula is expected to increase the cost of the base management fee by approximately $200,000 on an annual basis. This amendment to the Management Agreement is reflected in the base management fee formula discussed in the preceding paragraph.

     The Manager is also entitled to earn performance-based compensation in an amount equal to 20% of our annualized net income before performance-based compensation, above an annualized Return on Equity equal to the ten year U.S. Treasury Rate plus 1%. For purposes of the performance fee calculation, equity is generally defined as proceeds from issuance of common stock, before underwriter's discount and other costs of issuance, plus retained earnings. For the year 2000, the Manager earned performance-based compensation in the amount of $46,000.

     During 2000, our mortgage banking subsidiary, TMHL, reimbursed the Manager $75,000 for expenses, primarily related to the acquisition of loans, in accordance with the terms of its agreement with the Manager. Additionally, we reimbursed the Manager and other affiliated companies $95,000 for certain other of our direct expenses, primarily related to shareholder relations, public relations and marketing consulting services.

     Beginning in 1999, two of our subsidiaries entered into separate lease agreements with the Manager for office space in Santa Fe. During 2000, the combined amount of rent paid to the Manager was $31,000.

     Pursuant to the terms of the Management Agreement, in the event that a person or entity obtains 20% or more of our Common Stock, if we are combined with another entity, or if we terminate the Management Agreement other than for cause, we are obligated to acquire substantially all of the assets of the Manager through an exchange of shares of Common Stock with a value based on a formula tied to the Manager's net profits.

     Our bylaws provide that the Board of Directors shall evaluate the performance of the Manager before entering into or renewing any management arrangement and that the Independent Directors shall determine at least annually that the Manager's compensation is reasonable in relation to the nature and quality of services performed.

     Mr. Goldstone, Mr. Story, Mr. Ater and Mr. Lorie have all entered into full-recourse, interest-bearing notes receivable, pursuant to a program approved by the Board of Directors in December 1997, which were used to purchase our Common Stock pursuant to the exercise of stock options under the Plan. The notes have maturity terms of 9 years and accrue interest at rates that range from 5.47% to 6.25% per annum. In addition, the notes are secured by a pledge of the shares of the Common Stock acquired. Interest is payable quarterly, with the balance due at the maturity of the notes. The payment of the notes will be accelerated only upon the sale of the shares of Common Stock pledged for the notes. The notes may be prepaid at any time at the option of each borrower. As of March 16, 2001, the outstanding balances on the notes receivable entered into by Mr. Goldstone, Mr. Story, Mr. Ater and Mr. Lorie were $2,339,747, $1,759,483, $508,143 and $470,700, respectively.

     We do not intend to purchase any mortgage securities or enter into any servicing or administrative agreements (other than the Management Agreement) with any entities affiliated with the Manager.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain of our officers, and persons who beneficially own more than 10% of our Common Stock or Preferred Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     There are no beneficial owners of 10% or more of our equity securities. Based solely on our review of the copies of such forms that we received, or written representations from certain reporting persons that no Form 5s were required for those persons, we believe that during the fiscal year ended December 31, 2000, our executive officers and directors complied with all filing requirements in a timely fashion.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers LLP ("PwC"), independent certified public accountants, to examine our financial statements for the fiscal year ended December 31, 2001. McGladrey & Pullen, LLP ("McGladrey") had been our independent certified public accountants since we began operations in June 1993. On August 30, 1999, McGladrey resigned as our independent auditors upon the sale of their investment management practice to PwC. Three partners and twenty-two professionals, including the partner and staff that previously worked with us, joined PwC. We had no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     On August 30, 1999, upon the audit committee's recommendation and the Board's approval, we appointed PwC to examine our financial statements for the year ended December 31, 1999. Prior to our engagement of PwC, we did not have any consultations with PwC relating to (i) disclosable disagreements with McGladrey, (ii) how PwC would apply accounting principles to a specified completed or proposed transaction, or (iii) the type of audit opinion PwC might render on our financial statements.

     A representative of PwC is expected to be available by teleconference at the Annual Meeting and will be provided with an opportunity to make a statement and to respond to appropriate questions from shareholders.

FEES  PAID  TO  INDEPENDENT  AUDITORS

     Audit  Fees
     -----------

     We paid aggregate fees of approximately $64,000 to PwC for professional services rendered to us with respect to the audit of our annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in our Form 10-Qs for the same fiscal year.

     Financial  Information  Systems  Design  and  Implementation  Fees
     ------------------------------------------------------------------

     PwC did not bill us for any professional services for financial information systems design or implementation services for the fiscal year ended December 31, 2000.

     All  Other  Fees
     ----------------

     We paid aggregate fees to PwC of approximately $24,438 for services, other than the services referred to above, rendered to us for the fiscal year ended December 31, 2000.

     The Audit Committee has determined that PwC's provision of non-audit services to us is compatible with the maintenance of PwC's independence.

                                  OTHER MATTERS

     We know of no other matters to come before the Annual Meeting other than those stated in the Notice of the Annual Meeting. To date, we have not received any shareholder proposals. However, if any other matters are properly presented to the shareholders for action, it is the intention of the proxyholders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

                              SHAREHOLDER PROPOSALS

     Our Secretary must receive written notification of any proposal that a shareholder submits for inclusion in our proxy statement and proxy for the 2002 annual meeting of shareholders by November 26, 2001, in accordance with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934. Such written notice must set forth (i) a brief description of the matter desired to be brought before the meeting; (ii) the shareholder's name and address as they appear on our books; (iii) the number of shares of Common Stock that the shareholder beneficially owns; and (iv) any material interest of the shareholder in such matter.

     If a shareholder submits a proposal for the 2002 annual meeting of shareholders other than in accordance with Rule 14a-8 and that shareholder does not provide notice of such proposal to us by February 9, 2002, the holders of any proxy solicited by the Board of Directors for use at that meeting will have discretionary authority to vote on that proposal without a description of that proposal in our proxy statement for that meeting.


                                  ANNUAL REPORT

     Together with this proxy statement, we are mailing the 2000 Annual Report to shareholders which includes financial statements for the fiscal year ended December 31, 2000, as well as other information about our activities. The 2000 Annual Report is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials.

     A COPY OF THE FORM 10-K ANNUAL REPORT (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS
AVAILABLE UPON REQUEST, WITHOUT CHARGE. THE REQUEST SHOULD BE DIRECTED TO RICHARD P. STORY, CHIEF FINANCIAL OFFICER, AT 119 MARCY STREET, SANTA FE, NEW MEXICO, 87501.


                                      By the order of the Board of Directors

                                      /s/  Larry  A.  Goldstone

                                      Larry  A.  Goldstone
                                      President and Chief Operating Officer



March  28,  2001
Santa  Fe,  New  Mexico


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                                    EXHIBIT A

                             AUDIT COMMITTEE CHARTER
                            THORNBURG MORTGAGE, INC.

                         REVISED AS OF JANUARY 25, 2001

     The Audit Committee (the "Committee") is appointed by the Thornburg Mortgage, Inc (the "Company") Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee and the Board of Directors have the responsibility to select, evaluate and, where appropriate, replace the external auditors (the "Auditors"), who are responsible to the Board and the Audit Committee. The Audit Committee, with the assistance of Management and the Auditors, will review i) the financial reporting process,
ii) the system of internal controls, iii) the audit process, and iv) the Company's process for monitoring compliance with laws and regulations. In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, Management, and the Auditors. To effectively perform its role, each Committee member will obtain an understanding of the responsibilities of Committee membership as outlined in this charter as well as the Company's business, operations, and risks. The Board has adopted and approved this charter which will govern the activities of the Audit Committee.

     The Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange ("NYSE") rules on audit committees. The Audit Committee shall have at least three members, all of whom are directors and have no business relationship with the Company (or an affiliate) that may interfere with the exercise of their independent judgment. If any business relationship does exist, it will be disclosed to the Board and the Board will determine if that business relationship might interfere with the director's exercise of independent judgment. In order to serve on the Audit Committee each member shall be financially literate. At least one member shall have accounting or related financial expertise. The Board, based upon the recommendation of the Nominating Committee, shall appoint the members of the Audit Committee.

     The Audit Committee shall have the authority to request any officer or employee of the Company or the Company's outside counsel or Auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Under special circumstances that may arise, the Committee may request authority from the Board of Directors to retain special legal counsel, auditors or other consultants to advise the Committee.

     As a matter of Company policy and as part of the Auditor's annual engagement agreement, the Company's Auditors will review the interim financial statements prior to filing its Form 10-Q with the Securities and Exchange
Commission (the "SEC"). The Auditors will be instructed to communicate any significant unresolved matters arising out of such review to the Audit Committee or its Chairman, prior to the filing of the Form 10-Q. The Audit Committee shall report any such unresolved matters to the Board.

     The Audit Committee shall meet separately at least twice annually (generally as part of the annual audit process as described below) and shall report on such meetings to the Board at the next earliest opportunity.

The  Audit  Committee  shall  have  the  following  responsibilities:

1. Annually evaluate the performance of the Auditors, recommend to the Board the appointment of the Auditors and approve the fees to be paid to such Auditors.

2. Meet with the Auditors prior to the audit of the annual financial statements to review the planning, scope and staffing of the audit.

3. Meet with the Auditors to review the annual audited financial statements and to discuss the results of the audit, including:

     a. major issues regarding accounting and auditing principles and practices,
     b. judgments about the quality of the Company's accounting principles and underlying estimates,
     c. the adequacy of internal controls that could significantly affect the Company's financial statements, and
     d. any other matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communications With Audit Committees, relating to the conduct of the audit.


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4.   Recommend  to  the  Board  the  inclusion  of  the annual audited financial statements  in  the  Annual  Report  on Form 10-K to be filed with the SEC.

5. The Auditors are free to contact the Chairman of the Audit Committee at any time to discuss any matter that the Auditors feel needs to be brought to the attention of the Audit Committee.

6. Annually receive reports and/or letters from the Auditors regarding their independence as required by Independence Standards Board Standard No. 1. Discuss with the Auditors any disclosed relationships or services that may affect the Auditors' independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the Auditors.

7. Review the quarterly financial statements with Management at each quarterly Board meeting and review major risk exposures and steps Management has taken to monitor and control such exposures.

8. Prior to the Company's filing with the SEC and after the Auditors review, the Company will distribute to the Board and the Audit Committee the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for review by the Board and the Audit Committee.

9. Obtain quarterly reports from Management and, when applicable, annual confirmation from the Auditors regarding the compliance of the Company and its subsidiaries with applicable REIT requirements, SEC requirements and its investment policies.

10. Annually, review and reassess the adequacy of the Audit Committee Charter and recommend any proposed changes to the Board for approval.

11. Require that the Company's legal counsel disclose at each Board meeting the existence of any legal matter that might have a significant impact on the Company's financial statements, and notify the members of the Audit Committee of any significant legal matter that might arise between Board meetings.

12. Require that the Company make disclosures as required by the SEC and NYSE in its annual proxy statement regarding the following:

     a.   audit  committee  independence,
     b. that the Company has adopted an Audit Committee Charter, with a copy attached every three years, and
     c.   the  annual  Audit  Committee  report  that  the  Committee  has:

          1. reviewed and discussed the annual financial statements with Management and recommended their inclusion in the Form 10-K,
          2. met with the Auditors and discussed the matters related to the conduct of the audit as required under SAS 61, as amended, and
          3. received written disclosures and a letter from the Auditors and confirmed the Auditors independence.

13. Require Management to provide written confirmation to the NYSE on audit committee member qualifications and related board determinations, as well as the review and re-evaluation of the Audit Committee Charter.

Safe  Harbor  Statement
-----------------------

          While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. That is the responsibility of Management and the Auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between Management and the Auditors or to assure compliance with applicable laws and regulations.


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